UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 27, 2006

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 27, 2006, AMD Fab 36 Limited Liability Company & Co. KG (“AMD Fab 36 KG”), an indirect wholly-owned subsidiary of Advanced Micro Devices, Inc. (the “Company”), borrowed an additional $247,800,555.34 under an existing EUR 700,000,000 Term Loan Facility Agreement dated April 21, 2004 between AMD Fab 36 KG, the Company, the Company’s direct wholly-owned subsidiary AMD Fab 36 Holding GmbH and a consortium of banks led by Dresdner Bank AG, as lenders, as amended as of October 10, 2006 (as amended, the “Facility Agreement). The aggregate principal amount outstanding under the Facility Agreement, which has been drawn in full, is approximately $892,800,555.

Pursuant to the Facility Agreement, AMD Fab 36 KG may select an interest period of one, two or three months for each loan. The rate of interest is reset at the beginning of each new interest period. AMD Fab 36 KG selected an interest period of three months for this loan. The rate of interest on this loan for the selected interest period is 7.115630 percent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2006	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant General Counsel and
Assistant Secretary